UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 10, 2012 (January 16, 2012)

CHINA SHEN ZHOU MINING & RESOURCES, INC .

(Exact name of registrant as specified in its charter)

Nevada	001-33929	87-0430816
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

No. 166 Fushi Road Zeyang Tower, Shijingshan District, Beijing, China 100043

(Address of principal executive offices)

86-010-8890-6927

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On January 17, 2012, China Shen Zhou Mining & Resources, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) to report the closing of an acquisition of Wuchuan Dongsheng Mining Co., Ltd. The Company is filing this Amendment No. 1 to the Initial Report (the “Amendment”) to amend and restate in its entirety the Initial Report to include additional disclosure with respect to related transactions that occurred on February 7, 2012.

tem 1.01  Entry into a Material Definitive Agreement.

On January 16, 2012, China Shen Zhou Mining & Resources, Inc. (the “Company”), through its subsidiary Inner Mongolia Xiangzhen Mining Group Co., Ltd. (“Xiangzhen”), entered into an equity transfer and capital increase agreement (the “Wuchuan Agreement”) to acquire 60% of the equity interests (the “Equity”) of Wuchuan Dongsheng Mining Co., Ltd. (“Wuchuan”), a company based in Wuchuan Yilao and Miao Autonomous County, Zunyi City, in the province of Guizhou, People’s Republic of China (such transaction being the “Wuchuan Transaction”).

Pursuant to the Agreement, the Company will acquire the Equity from the two shareholders of Wuchuan (Gang Liu, a Chinese citizen, and Qiang Liu, a Chinese citizen) for total consideration in the amount of RMB 93 million (approximately US$ 14.65 million) (the “Purchase Price”). The Purchase Price will comprise RMB 43 million (approximately US$ 6.77 million) of the Company’s common stock and RMB 50 million (approximately US$ 7.88 million) in cash. The cash component of the consideration will be in the form of a capital infusion into Wuchuan.

On February 7, 2012, Xiangzhen purchased a 60% equity interest in Guizhou Qianshi Resources Development Co., Ltd. (“Qianshi”), Yanhe Tujiazu Autonomous County, Tongren City, Guizhou Province, from Qianshi’s two shareholders (Gang Liu and Guojian Zhou, a Chinese citizen) for RMB 6,000,000 in the form of 337,457 shares of the Company’s common stock (such transaction being the “Qianshi Transaction”). Xiangzhen also purchased a 60% equity interest in Yanhe Tujiazu Autonomous County Meilan Mining Co., Ltd. (“Meilan”), a company based in Yanhe Tujiazu Autonomous County, Tongren City, Guizhou Province, from Meilan’s shareholder (Gang Liu) for RMB 9,000,000 in the form of 506,186 shares of the Company’s common stock (such transaction being the “Meilan Transaction”).

Copies of the Wuchuan Agreement, the Meilan Agreement, and the Qianshi Agreement, all translated from their original Chinese, are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and incorporated by reference herein.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On January 16, 2012, the Company completed the acquisition of the Wuchuan equity pursuant to the Wuchuan Agreement described in Item 1.01 of this report and as such the information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.01.

On February 7, 2012, the Company completed the acquisition of the Qianshi equity and the Meilan equity pursuant to the Qianshi Agreement and the Meilan Agreement, respectively, described in Item 1.01 of this report and as such the information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.01.

Item 3.02  Unregistered Sales of Equity Securities.

In connection with the Wuchuan Agreement, the Meilan Agreement and the Qianshi Agreement the Company will issue a total of 3,262,091 shares of common stock of the Company, par value $0.001 (the “Securities”). The Securities will be issued to three (3) non-U.S. persons (as that term as defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 8.01  Other Events.

On January 17, 2012, the Company issued a press release announcing the Wuchuan Transaction described in Item 1.01 of this current report. The Company’s press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

On February 7, 2012, the Company issued a press release announcing the Qianshi and the Meilan transactions described in Item 1.01 of this current report. The Company’s press release is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) are not being filed herewith. The information required by Item 9.01(a) will be filed with the Securities and Exchange Commission (the “SEC”) by amendment to this Current Report on Form 8-K no later than 71 days after the date on which the Initial Report was required to be filed.

(b) Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) are not being furnished herewith. The information required by Item 9.01(b) will be furnished with the SEC by amendment to this Current Report on Form 8-K no later than 71 days after the date on which the Initial Report was required to be filed.

(d) Exhibits

10.1	Wuchuan Equity Transfer and Capital Increase Agreement, dated January 16, 2012 (translation from original Chinese)

10.2	Meilan Equity Transfer Agreement, dated February 7, 2012 (translation from original Chinese)

10.3	Qianshi Equity Transfer Agreement, dated February 7, 2012 (translation from original Chinese)

99.1	Press Release, dated January 17, 2012

99.2	Press Release, dated February 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

China Shen Zhou Mining & Resources, Inc.

Date: February 10, 2012	By:	/s/ Xiaojing Yu
Xiaojing Yu,
Chief Executive Officer